Exhibit (a)

BlackRock Alternatives Allocation FB Portfolio LLC

Limited Liability Company Agreement

August 26, 2011

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BLACKROCK ALTERNATIVES ALLOCATION FB PORTFOLIO LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of BLACKROCK ALTERNATIVES ALLOCATION FB PORTFOLIO LLC, is made as of August 26, 2011 and shall be effective as of this date.

W I T N E S S E T H:

WHEREAS, this Company has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Company is authorized to issue an unlimited amount of its limited liability company interests all in accordance with the provisions hereinafter set forth;

WHEREAS, the Directors of the Company have agreed to manage all property coming into their hands as Directors of a Delaware limited liability company in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Company created by the filing of the Certificate (defined below) with the Secretary of State of the State of Delaware on August 26, 2011 shall constitute a limited liability company under the Delaware Limited Liability Company Act and that this Agreement shall constitute the governing instrument of such limited liability company.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)          Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704 1(b)(2)(ii)(c); and

(ii)          Debit to such Capital Account the items described in Regulations Sections 1.704 1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Advisor" means a person who at any particular time serves as an investment advisor to the Company pursuant to an Investment Management Agreement, initially BlackRock Advisors, LLC.

"Affiliated Person" has the meaning given to such term in the 1940 Act.

"Agreement" means this Limited Liability Company Agreement, as amended or supplemented from time to time.

"Board of Directors" means the Board of Directors established pursuant to Section 2.6 of this Agreement.

"Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required or permitted by law to be closed.  All references to Business Day herein shall be based on the time in New York, New York.

"Capital Account" means, with respect to each Member, the capital account(s) established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

"Certificate" means the Certificate of Formation of the Company dated August 26, 2011, and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

"Closing Date" means the first date on or as of which a Member is admitted to the Company, or the first additional investment in the Company is made by an existing Member, in connection with an offer and sale of Units made other than in connection with providing the Company with regulatory net capital sufficient to meet the requirements of Section 14(a) of the 1940 Act or in connection with the admission to the Company of the Tax Matters Partner.

"Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"Company" means BlackRock Alternatives Allocation FB Portfolio LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate and operated pursuant to this Agreement.

"Compulsorily Repurchased Member" shall have the meaning ascribed in Section 4.2(f)(2) hereof.

"Compulsory Repurchase Instrument" shall have the meaning ascribed in Section 4.2(f)(3) hereof.

"Compulsory Repurchase Valuation Date" shall have the meaning ascribed in Section 4.2(f)(1) hereof.

"Confidential Information" shall have the meaning ascribed in Section 8.13(c) hereof.

"Delaware Act" means the Delaware Limited Liability Company Act, as in effect on the date hereof and as amended from time to time, or any successor law.

"Director" means an individual designated and qualified as a Director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

"Disinterested Non-Party Director" means a Director that is not an ''interested person" of the Company (as defined in Section 2(a)(19) of the 1940 Act) or a party to any agreement or proceeding in question.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Expense Allocation Date" means the Closing Date and thereafter each day on or before the 12-month anniversary of such date as of which a contribution to the capital of the Company is made pursuant to Section 5.1 hereof.

"Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and in each case ending at the close of business on the first to occur of the following dates: (1) the last day of a Fiscal Quarter or Fiscal Year; (2) the last day of a tax year; (3) the day preceding any day on which a contribution to the capital of the Company is made pursuant to Section 5.1; (4) the effective date of a repurchase of Units made pursuant to Section 4.2; (5) the day on which a substituted Member is admitted; or (6) any day (other than one specified in clause (2) above) on which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.

"Fiscal Quarter" means each three-month period ending each March 31, June 30, September 30 and December 31 (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors shall elect a Fiscal Year for the Company ending on a date other than March 31 of each year, in which event the Company's Fiscal Quarters shall be determined by reference to such other Fiscal Year.  The first Fiscal Quarter of the Company shall commence on the Closing Date and end as of the first quarterly end date mentioned above to occur.

"Fiscal Year" means the period commencing on the Closing Date and ending on March 31, 2013, and thereafter each 12-month period ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors elects, or is required under Section 706 of the Code to use, another Fiscal Year for the Company.

"Fundamental Policies" shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Company filed with the Securities and

Exchange Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

"Independent Directors" means those Directors who are not "interested persons" of the Company, as such term is defined in the 1940 Act.

"Initial Sole Director" means the initial sole Director of the Company who served in such capacity for the purpose of organizing the Company.

"Unit" means the limited liability company Units of Members in the Company.

"Investment Management Agreement" means a separate written agreement, subject to Section 15 of the 1940 Act, between the Company and an Advisor, pursuant to which the Advisor provides Management Services to the Company.

"Investment Percentage" means a percentage established for each Member on the Company's books as of the first day of each Fiscal Period.  The Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

"Investment Sub-Advisory Agreement" means a separate written agreement, subject to Section 15 of the 1940 Act, between the Company and a Sub-Advisor, pursuant to which the Sub-Advisor provides Management Services to the Company.

"Majority Vote" means the affirmative vote of Members holding (i) 67% or more of the voting power (determined in accordance with Section 3.3(i) hereof) present at any duly called meeting, if the holders of more than 50% of the outstanding voting power of the Company are present or represented by proxy; or (ii) more than 50% of the outstanding voting power of the Company, whichever is less; or such greater or lesser percentage vote as defined and currently in effect under the 1940 Act.

"Management Services" means such investment advisory and other services as the Advisor or Sub-Advisor is required to provide to the Company pursuant to an Investment Management Agreement or Investment Sub-Advisory Agreement.

"Master Fund" means BlackRock Alternatives Allocation Master Portfolio LLC, a Delaware Limited Liability Company.

"Member" means any person admitted to the Company as a member (which may include any Director in such person's capacity as a member of the Company) until the Company has repurchased all of the Units of such person pursuant to Section 4.2 hereof or a substituted Member or Members has been admitted with respect to all of such person's Units pursuant to the terms of this Agreement; such term includes the Advisor or any of its Affiliated Persons, in their capacity as a member of the Company, to the extent they make one or more capital contributions to the Company and shall have been admitted to the Company as a Member. Persons seeking to be admitted to the Company as Members, or seeking to make additional contributions to the

Company pursuant to Section 5.1 hereof, shall be required to provide such subscription materials in the form and substance as the Company may require from time to time.

"Net Assets" means the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of (or allocable to) the Company excluding any amounts borrowed for investment purposes and excluding the liquidation preference of any preferred Units that may be outstanding, calculated before giving effect to any repurchases of Units as of the date of calculation.

"Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with respective Investment Percentages as of the commencement of such Fiscal Period pursuant to Sections 5.5 and 5.6 hereof.

"No Periodic Liquidity Assets" means assets that do not trade in any established market and do not provide liquidity at least semi-annually and are not expected to otherwise be reduced to cash within the next six months.

"Notice Date Period" means the dates, as specified in any tender offer made by the Company, by which Members choosing to tender Units for repurchase must notify the Company of their intent.

"1933 Act" means the Securities Act of 1933 and the rules thereunder, as amended from time to time.

"1940 Act" means the Investment Company Act of 1940 and the rules thereunder, including any applicable orders thereunder, as amended from time to time.

"Pass Thru Member" shall have the meaning ascribed in Section 8.17(c) hereof.

"Person" means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, or other entity of whatever nature.

"Portfolio Funds" means unregistered investment funds and registered investment companies in which the Company invests directly or indirectly through the Master Fund.

"Repurchase Instrument" has the meaning ascribed in Section 4.2(e)(2) hereof.

"Registration Statement" means the Company's registration statement on Form N-2 filed with the Securities and Exchange Commission, as amended or supplemented from time to time.

"Repurchase Valuation Date" means the date as of which the Units to be repurchased are valued by the Company, which date shall be at least 65 days after the end of the applicable Notice Date Period.

"Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in Portfolio Funds.

"Special Laws or Regulations" means regulatory or compliance requirements imposed by laws other than the 1933 Act, the Securities Exchange Act of 1934 or the 1940 Act, including without limitation those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA.

"Sub-Advisor" mean a person who at any particular time serves as an investment sub-adviser to the Company pursuant to an Investment Sub-Advisory Agreement, initially BlackRock Financial Management, Inc.

"Tax Matters Partner" shall have the meaning ascribed in Section 8.17.

"Transfer" means, directly and indirectly, the assignment, pledge, sale, hypothecation, exchange, transfer or other disposition of legal or beneficial ownership (including without limitation through any swap, structured note or any other derivative transaction) of all or any portion of a Unit, including without limitation any rights associated with a Unit (such as a right to distributions); provided, however, that such term shall not include a pledge made in connection with a Member holding Units in a collateral account with a financial intermediary.

"Transfer Decision Person" has the meaning set forth in Section 4.1(a) hereof.

"Regulations" means the regulations promulgated under the Code.

"Units" means limited liability company interests of Members in the Company.

"Valuation Date" means the last Business Day of each Fiscal Period and any other date, designated by the Board of Directors, on which the Company determines the value of its Units.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS

SECTION 2.1.      FORMATION OF LIMITED LIABILITY COMPANY.

Each member of the Board of Directors, any officer of the Company and any other person authorized and designated by the Board of Directors shall be considered an "authorized person" within the meaning of the Delaware Act, and may execute and file in accordance with the Delaware Act any amendment to the Certificate and may execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

SECTION 2.2.    NAME.

The name of the Company shall be "BLACKROCK ALTERNATIVES ALLOCATION FB PORTFOLIO LLC" or such other name as the Board of Directors may hereafter adopt upon causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act.

SECTION 2.3.    PRINCIPAL AND REGISTERED OFFICE.

The Company shall have its principal office at 100 Bellevue Parkway, Wilmington, Delaware 19809, or at such other place designated from time to time by the Board of Directors.

The Company shall have its registered office in Delaware at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and shall have The Corporation Trust Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.  Said agent shall act under the direction of the Advisor, the Board of Directors and the Company's legal counsel in all matters arising out of or pertaining to said agency.

SECTION 2.4.    DURATION.

The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

SECTION 2.5.    PURPOSE, NATURE OF BUSINESS AND POWERS.

(a)           The purposes of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a limited liability company formed under the laws of the State of Delaware, including to act as an investment company.

(b)           The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers of a limited liability company organized under the laws of the State of Delaware.

(c)           All property owned by the Company, real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Director, individually, shall have any ownership of such property.

SECTION 2.6.    BOARD OF DIRECTORS.

(a)           Prior to an offering of Units there may be an initial sole Director, who may also serve as the initial sole officer. Thereafter, the number of Directors may be determined by resolution approved by a majority of the Directors then in office at a duly called meeting or by a written instrument signed by a majority of the Directors then in office, provided that the number of Directors shall be no less than two or more than fifteen. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term. An individual nominated as a Director shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability (or such other age as may be set by the Board of Directors from time to time).  The maximum age limitation may be waived as to any Director or nominee to become a Director by action of a majority of the Directors upon a finding of good cause therefore.  Directors need not own Units and may succeed themselves in office.  Each Director shall be a "Manager" of the Company for purposes of the Delaware Act.

(b)           The Directors shall be elected at meetings of the Members called by the Board of Directors from time to time in their sole discretion for that purpose, except as provided in Section 2.6(d) of this Article, and each Director elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Director shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Director.

(c)           Any of the Directors may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Director and delivered or mailed to the Directors or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Directors may be removed (provided the aggregate number of Directors after such removal shall not be less than the minimum number required by Section 2.6(a) hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Directors followed by the vote of Members holding at least seventy-five percent (75%) of the voting power (determined in accordance with Section 3.3(i) hereof) of the Company then entitled to vote in an election of such Director. Upon the resignation or removal of a Director, each such resigning or removed Director shall execute and deliver such documents as the remaining Directors shall require for the purpose of effecting such resignation or removal.

(d)           Whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Section by resolution approved by a majority of the Directors then in office at a duly called meeting or by a written instrument signed by a majority of the Directors then in office or may leave such vacancy unfilled or may reduce the number of Directors; provided the aggregate number of Directors after such reduction shall not be less than the minimum number required by Section 2.6(a) hereof; provided, further, that if the Members of any class or series of Units are entitled separately to elect one or more Directors, a majority of the remaining Directors or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in Section 2.6(a) made by a written instrument signed by a majority of the Directors then in office. No vacancy shall operate to annul this Agreement. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

SECTION 2.7.    MEMBERS.

The Board of Directors or its authorized delegate may admit one or more Members as of the first Business Day of each calendar month or more or less frequently as determined by the Board of Directors as in accordance with applicable law. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. Each potential Member must agree to be bound by all the terms and provisions hereof by executing a signature page of this Agreement or of the Company's subscription agreement or by such other manner as the Board of Directors or its delegate determines is appropriate.  The Board of Directors or its authorized delegate may, in its sole discretion, reject any subscription for Units.  The Board of Directors or its delegate may, in its sole discretion, suspend subscriptions for Units at any time and from time to time, for any reason. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member or upon such other instances as the Board of Directors or its delegate may determine.  No act, vote or approval of any Member of the Company is required to admit a new Member in accordance with this Section 2.7.

SECTION 2.8.    BOTH DIRECTORS AND MEMBERS.

A Person may at the same time be a Director and a Member, in which event such Person's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

SECTION 2.9.    LIMITED LIABILITY.

No Member of the Company shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Property of the Company or the acts, obligations or affairs of the Company. Members shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Director or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Company or its Members arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Property of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Member, Director or officer, as such, of the Company, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 2.9 shall not adversely affect any right or protection of a

Director or officer of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SECTION 2.10.     AUTHORITY TO DO BUSINESS.

If determined to be in the interest of the Company by the Board of Directors, an officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York and in any other jurisdiction in which the Company may wish to conduct business.

ARTICLE III

MANAGEMENT

SECTION 3.1.      MANAGEMENT AND CONTROL.

(a)           Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of "Managers" under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder.  No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board of Directors.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in a director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act who is not an "interested person" of such company as such term is defined in the 1940 Act.  During any period in which the Company shall have no Directors, the Advisor may continue to serve as the Advisor to the Company, and the Sub-Advisor may continue to serve as the Sub-Advisor to the Company, and each may continue to provide Management Services to the Company.

(b)           The Directors shall owe to the Company and its Members the same fiduciary duties as directors of corporations owe to such corporations and their stockholders under the Delaware General Corporation Law. The Directors may perform such acts as in their sole discretion are proper for conducting the business of the Company. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Directors may be exercised without order of or resort to any court.

(c)           The Directors shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Company, to:

(1)           manage, conduct, operate and carry on the business of an investment company;

(2)           subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Directors shall not be limited by any law limiting the investments which may be made by fiduciaries.

(d)           The Directors shall have the power to issue (in an unlimited amount and in one or more classes or in one or more series within any class), sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Units and, subject to the more detailed provisions set forth in this Agreement, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Units any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law.

(e)           Subject to the Fundamental Policies in effect from time to time with respect to the Company, the Directors shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Company, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

(f)           The Directors shall have the power, consistent with their continuing exclusive authority over the management of the Company and the Property of the Company, to delegate from time to time to such of their number or to officers, employees or agents of the Company the doing of such things, including any matters set forth in this Agreement, and the execution of such instruments either in the name of the Company or the names of the Directors or otherwise as the Directors may deem expedient. The Directors may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Directors as the Directors shall determine from time to time except to the extent action by the entire Board of Directors or particular Directors is required by the 1940 Act.

(g)           The Directors shall have power to collect all property due to the Company; to pay all claims, including taxes, against the Property of the Company or the Company, the Directors or any officer, employee or agent of the Company; to prosecute, defend, compromise or abandon any claims relating to the Property of the Company or the Company, or the Directors or any officer, employee or agent of the Company; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Company; and to enter into releases, agreements and other instruments. Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Members shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Members.

(h)           The Directors shall have power to incur and pay out of the assets or income of the Company any expenses which in the opinion of the Directors are necessary or incidental to carry out any of the purposes of this Agreement, and the business of the Company, and to pay reasonable compensation from the funds of the Company to themselves as Directors. The Directors shall fix the compensation of all officers, employees and Directors. The Directors may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Company. The Directors shall have the power, as frequently as they may determine, to cause each Member to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Member servicing or similar agent, a pro rata amount as defined from time to time by the Directors, by setting off such charges due from such Member from declared but unpaid dividends or distributions owed such Member and/or by reducing a Member's interest in the Company.

(i)           The Directors shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Company.

(j)           The Directors shall have the power to: (a) employ or contract with such Persons as the Directors may deem desirable for the transaction of the business of the Company; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Property of the Company, insurance policies insuring the Members, Directors, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, interest purchase, and other retirement, incentive and benefit plans for any Directors, officers, employees and agents of the Company; (e) make donations, irrespective of benefit to the Company, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Company has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Directors may see fit to such extent as the Directors shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of the Company and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Company, convert the Company from a master feeder structure to another structure; and (j) adopt a seal for the Company but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Company.

(k)           The Directors shall have the power to conduct the business of the Company and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Company although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors. The Directors will not be required to obtain any court order to deal with the Property of the Company.

(l)           Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Tax Matters Partner, subject to the supervision of the Board of Directors, shall make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters, as may be provided herein or as the Tax Matters Partner deems necessary or appropriate, including, without limitation, elections referred to in Section 754 of the Code, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company.

(m)           Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of "voting securities" under the 1940 Act.

(n)           The Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman or Vice Chairman who shall serve at the pleasure of the Directors or until their successors are elected. The Directors may elect or appoint or may authorize the Chairman, if any, the Vice Chairman, if any, or President to appoint such other officers or agents with such powers as the Directors may deem to be advisable. A Chairman and any Vice Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Director.  The term of office of an officer shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of an officer.

(o)           The Tax Matters Partner may in the future, subject to the supervision of the Board of Directors, incorporate the Company and, if desired, elect to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes and seek to qualification thereof as a regulated investment company under Subchapter M of the Code.

SECTION 3.2.     ACTIONS BY THE BOARD OF DIRECTORS.

(a)           Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, or the President or any two Directors. Regular meetings of the Directors may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Directors. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Directors orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Director either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Director, a quorum for all meetings of the Directors shall be one-third, but not less than two, of the Directors. Unless provided otherwise in this Agreement and except as required under the 1940 Act, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors.

Any committee of the Directors, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the committee members present (a quorum being present).

With respect to actions of the Directors and any committee of the Directors, Directors who are interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting, unless the 1940 Act requires otherwise with respect to any particular actions to be taken by the Directors.

(b)           Any action which may be taken by Directors by vote may be taken without a meeting if that number of the Directors, or members of a committee, as the case may be, required for approval of such action at a meeting of the Directors or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consent shall be treated for all purposes as a vote taken at a meeting of Directors.  An approval communicated by a Director via email or any other electronic means shall constitute a consent in writing to an action which may be taken by Directors.  A disapproval communicated by a Director via email or any other electronic means shall constitute a failure to consent in writing to an action which may be taken by Directors.

SECTION 3.3.    MEETINGS OF MEMBERS.

(a)           The Company may hold meetings of Members at any time called by a majority of the Directors or the President and shall be called by any Director for any proper purpose upon written request of Members holding in the aggregate not less than fifty-one percent (51%) of the voting power (determined in accordance with Section 3.3(i) hereof) of the Company or class or series of Units having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called. Any Member meeting shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate.

(b)           Members shall have no power to vote on any matter except matters on which a vote of Members is required by applicable law, this Agreement or resolution of the Directors. This Agreement expressly provides that no matter for which voting is required by the Delaware Act in the absence of the contrary provision in the Agreement shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Members and affecting one or more classes or series of Units shall require approval by the required voting power (determined in accordance with Section 3.3(i) hereof) of all the affected classes and series of Units voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Units is required by the 1940 Act, such requirement as to a separate vote by that class or series of Units shall apply in addition to a vote of all the affected classes and series voting together as a single class. Members of a particular class or series of Units shall not be entitled to vote on any matter that affects only one or more other classes or series of Units. There shall be no cumulative voting in the election or removal of Directors.

(c)           Notice of all meetings of Members, stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Member of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date. For the purposes of determining the Members who are entitled to notice of and to vote at any meeting the Directors may, without closing the transfer books, fix a date not more than 90 days nor less than 10 days prior to the date of such meeting of Members as a record date for the determination of the Persons to be treated as Members of record for such purposes.

(d)           The holders of a majority of the voting power (determined in accordance with Section 3.3(i) hereof) entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Members for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Members for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Members in respect of such other matters.

Subject to any provision of applicable law, this Agreement or a resolution of the Directors specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Members, (i) the affirmative vote of Members holding a majority of the voting power (determined in accordance with Section 3.3(i) hereof) present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Members with respect to such matter, and (ii) where a separate vote of one or more classes or series of Units is required on any matter, the affirmative vote of Members holding a majority of the voting power (determined in accordance with Section 3.3(i) hereof) of such class or series of Units present in person or represented by proxy at the meeting shall be the act of the Members of such class or series with respect to such matter.

(e)           At any meeting of Members, any holder of a Unit entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Company. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Members of record shall be entitled to vote.  When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Unit. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Unit is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Unit, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(f)           The Directors shall cause to be prepared at least annually and more frequently to the extent and in the form required by law or applicable regulation a report of operations containing a balance sheet and statement of income and undistributed income of the Company prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Members of record within the time required by the 1940 Act.  The Directors shall, in addition, furnish to the Members at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Company as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

(g)           Subject to any other applicable provisions of this Agreement, the records of the Company shall be open to inspection by Members to the same extent as is permitted stockholders of a corporation formed under the Delaware General Corporation Law.

(h)           Any action which may be taken by Members by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Units required for approval of such action at a meeting of Members pursuant to this Section 3.3 consent to the action in writing and the written consents are filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members.

(i)           Except to the extent otherwise provided herein, each owner of one or more Units shall be entitled to cast at any meeting of Members a number of votes equal to the number of Units owned by such person.

SECTION 3.4.     CUSTODY OF ASSETS OF THE COMPANY.

The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

SECTION 3.5.     OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

(a)           The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)           Any Member, Director, Advisor, and any Affiliated Person of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member or Director shall have any rights in or to such activities of any other Member, Director or Advisor or any Affiliated Person thereof, or any profits derived therefrom.

SECTION 3.6.     DUTY OF CARE.

(a)           No Director or officer of the Company shall be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services to the Company as a Director, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's or officer's office.

(b)           Members not in breach of any obligation hereunder or under any agreement pursuant to which a Member subscribed for Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

SECTION 3.7.     INDEMNIFICATION.

(a)           The Company hereby agrees to indemnify each person who at any time serves as a Director or officer of the Company (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such indemnitee may be or may have been involved as a party or otherwise or with which such indemnitee may be or may have been threatened, while acting in any capacity set forth in this Section 3.7 by reason of the indemnitee having acted in any such capacity, except with respect to any matter as to which the indemnitee shall not have acted in good faith in the reasonable belief that the indemnitee's action was in the best interest of the Company or, in the case of any criminal proceeding, as to which the indemnitee shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Directors or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Agreement shall continue as to a person who has ceased to be a Director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Agreement or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the Company or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)           Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are Disinterested Non-Party Directors that the indemnitee should be entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)           The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his or her undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)           The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Agreement, the By-Laws of the Company, any statute, agreement, vote of Members or Directors who are not ''interested persons'' of the Company (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)           Subject to any limitations provided by the 1940 Act and this Agreement, the Company shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Directors.

(f)           Each Member covenants for itself and its successors, assigns, heirs and personal representatives that such Person shall, at any time prior to or after the dissolution of the Company, whether before of after such Member's withdrawal from the Company, pay to the Company and/or the Tax Matters Partner on demand any amount which the Company or the Tax Matters Partner, as the case may be, is required to pay in respect of taxes (including withholding taxes and, if applicable, interest, penalties and costs and expenses of contesting any such taxes) imposed upon income of or distributions to such Member.

SECTION 3.8.     NO BOND REQUIRED OF DIRECTORS.  No Director shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

SECTION 3.9.    NO DUTY OF INVESTIGATION; NO NOTICE IN COMPANY INSTRUMENTS, ETC. No purchaser, lender, transfer agent or other person dealing with the Directors or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Unit, other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company. The Directors may maintain insurance for the protection of the property of the Company, the Members, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

SECTION 3.10.    RELIANCE ON EXPERTS, ETC. Each Director and officer or employee of the Company shall, in the performance of his or duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director.

SECTION 3.11.    FEES, EXPENSES AND REIMBURSEMENT.

(a)           The Board of Directors may cause the Company to compensate each Director for his or her services as such. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)           The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Advisor or the Sub-Advisor pursuant to an Investment Management Agreement or Investment Sub-Advisory Agreement, as applicable, or by any other service provider to the Company pursuant to a duly authorized agreement with the Company.  Expenses to be borne by the Company include, but are not limited to, organizational and initial offering expenses; ongoing offering and shareholder servicing expenses; Directors' fees; costs of directors and officers/errors and omissions insurance; fidelity bond expenses; administrative expenses; legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Members, including the costs of preparing, printing and mailing reports to Members; and extraordinary expenses.  Company expenses will also include investment-related expenses, including, but not limited to, brokerage commissions, dealer mark-ups, and other transactions costs on its cash management or any direct investment in Securities; interest expense on any borrowings it may make; and any subscription or redemption charges imposed by the Portfolio Funds. The Advisor or the Sub-Advisor, as applicable, shall be entitled to reimbursement from the Company for any of the Company's expenses that it pays on behalf of the Company other than those required to be borne by the Advisor or the Sub-Advisor pursuant to the Investment Management Agreement or the Investment Sub-Advisory Agreement, as applicable.

(c)           Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Advisor, or any Affiliated Person of the Advisor, acts as general partner, managing member or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

ARTICLE IV

TRANSFERS AND REPURCHASES

SECTION 4.1.      TRANSFER OF UNITS.

(a)           Except with the express written consent of (i) the Board of Directors, or any committee of the Board of Directors, or of (ii) any officers of the Company or the Advisor or its Affiliated Persons to whom the Board of Directors have conferred authority to make Transfer decisions (a "Transfer Decision Person"), which consent may be withheld in such Transfer Decision Person's sole and absolute discretion, a Member may not Transfer any of its Units or any attributes of its Units in whole or in part to any Person, except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise and any such permitted transferee shall become automatically subject to and bound by the terms of this Agreement without any action on their part.  Any Transfer made or purported to be made in violation of this Agreement shall be void and of no effect.  No assignee, purchaser or transferee of any Units may be admitted as a substitute Member except with the written consent of a Transfer Decision Person, which consent may be given or withheld in its sole and absolute discretion.  No Transfer will be permitted unless a Transfer Decision Person concludes that such Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation for U.S. federal income tax purposes.  To the extent any Member, transferee or successor Member is purported to have transferred any economic interest in the Company in violation of this Agreement, the Company shall not recognize such action and a Transfer Decision Person may terminate all or any part of the Units of such Member, transferee or successor Member at no value or such value as such Transfer Decision Person determines in its sole and absolute discretion and the Member, transferee or successor Member will forfeit all or such portion of its Units in connection with such termination as determined by such Transfer Decision Person in connection therewith.  With respect to a Repurchase Instrument or a Compulsory Repurchase Instrument, a Member may not Transfer all or any portion of the Repurchase Instrument or Compulsory Repurchase Instrument to any person (collectively a "Repurchase Instrument Transfer"), except for a Repurchase Instrument Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Repurchase Instrument Transfer that is effected with the written consent of a Transfer Decision Person, which consent may be given or withheld in its sole and absolute discretion and any such permitted transferee shall become automatically subject to and bound by the terms of the Repurchase Instrument or Compulsory Repurchase Instrument, as the case may be, without any action on their part.

(b)           Without limiting Section 4.1(a) the Company shall not consent to a Transfer of all or a portion of a Member's Units unless:  (i) the person to whom such Units are to be Transferred is a person whom the Company reasonably believes is an "accredited investor," as such term is defined in Regulation D under the 1933 Act or any successor thereto; and (ii) the Units are to be Transferred to a single transferee or, if to be Transferred to multiple transferees or if less than the entire Units will be Transferred, the net asset value of the Units of each transferee and the transferor (if the transferor retains any of its Units) would not be less than $25,000.  Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of a Member or otherwise shall be entitled to the allocations and distributions allocable to Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but to the extent permitted by applicable law (including the 1940 Act) shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member.  If a Member transfers its Units with the approval of a Transfer Decision Person, the Company shall promptly take all necessary actions so that the transferee is admitted to the Company as a Member.  Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

(c)           Each Member shall indemnify and hold harmless all Transfer Decision Persons, the Company, the Board of Directors, the Advisor, each other Member and any Affiliated Person of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.1 and (ii) any misrepresentation by such Member in connection with any such Transfer.

SECTION 4.2.     REPURCHASE OF UNITS.

(a)           Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to require the Company to redeem its Units.  The Board of Directors may, from time to time and in its sole discretion and on such terms and conditions as it may determine (subject to the 1940 Act and other applicable law), cause the Company to offer to repurchase Units pursuant to written tender offers.  The Company shall not offer to repurchase Units on more than four occasions during any one Fiscal Year unless it has been advised by counsel to the Company to the effect that more frequent offers would not cause material adverse tax consequences to the Company.  In determining whether to cause the Company to offer to repurchase Units pursuant to written tender offers, the Board of Directors shall consider the recommendation of the Advisor, and may also consider the following factors, among others:

(1)           whether any Members have requested to tender Units to the Company;

(2)           the liquidity of the Company's assets (including fees and costs associated with the Company or Master Fund, as the case may be, withdrawing from Portfolio Funds);

(3)           the investment plans and working capital requirements of the Company or Master Fund, as the case may be;

(4)           the history of the Company in repurchasing Units;

(5)           the availability and quality of information as to the value of the Company's or the Master Fund's, as the case may be, interests in underlying Portfolio Funds;

(6)           the conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

(7)           any anticipated tax or regulatory consequences to the Company or the Master Fund of any proposed repurchases of Units.

The Board of Directors shall cause the Company to repurchase Units pursuant to written tender offers only on terms it determines, in its sole discretion, to be reasonable and fair to the Company and to all Members.

(b)           A Member who tenders for repurchase only a portion of such Member's Units shall be required to retain Units whose net asset value is equal to at least $25,000 (or such lower amount equal to the Member's initial capital contribution net of any placement or other fees) after giving effect to the repurchase.  If a Member tenders an amount that would cause the net asset value of the Member's Units to be less than the required minimum amount the Company reserves the right to reduce the amount to be purchased from the Member pursuant to the tender so that the required minimum amount is maintained or to cause the Company to repurchase the Member's entire interest in the Company.

(c)           Any Director, the Advisor or any Affiliated Person thereof may tender its, his or her Units under Section 4.2(a) hereof.

(d)           The Board of Directors may cause the Company to repurchase the Units of a Member or any person acquiring Units from or through a Member, and each Member shall by acquiring such Units be deemed to have affirmatively consented to such repurchase, in the event that the Board of Directors in its sole discretion determines that:

(1)           such Units have been transferred in violation of Section 4.1, or such Units have vested in any person other than by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of a Member and the Board of Directors, in its sole discretion, did not approve the admission of a substitute Member;

(2)           ownership of such Units by a Member or other person is likely to cause the Company to be in violation of, or require registration of any Units under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3)           continued ownership of such Units by a Member may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Advisor or any of their affiliates, or may subject the Company, or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4)           any of the representations and warranties made by a Member or other person in connection with the acquisition of Units was not true when made or has ceased to be true;

(5)           with respect to a Member subject to Special Laws or Regulations, such Member is likely to cause the Company to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of such Member continuing to hold Units; or

(6)           it would be in the best interests of the Company for the Company to repurchase the Units or a portion of them, including without limitation in connection with the liquidation or termination of the Company.

(e)           Repurchases pursuant to Company tender offers shall be effective as of the end of the Notice Date Period after receipt and acceptance by the Company of all eligible written tenders of Units from Members and, unless otherwise determined by the Board of Directors from time to time, including as a result of changes in applicable law or the interpretation thereof, shall be subject to the following repurchase procedures:

(1)           Members choosing to tender Units for repurchase must do so within the applicable Notice Date Period.  Units (or portions thereof) will be valued in accordance with the Company's valuation procedures as of the Repurchase Valuation Date;

(2)           immediately after the Notice Date Period, each Member whose Units (or portion thereof) have been accepted for repurchase will have the rights and be bound by the terms of the instrument set forth on Appendix A hereto (the "Repurchase Instrument"), including the right to be paid an amount equal to the value, determined as of the Repurchase Valuation Date and in accordance with Section 7.2 hereof, of the repurchased Units (or portion thereof) (the "Payment Amount").  For the avoidance of doubt, the Repurchase Instrument is un-certificated and no Member whose Units (or portion thereof) have been accepted for repurchase shall receive a Repurchase Instrument certificate, although each will be bound by its terms;

(3)           the Repurchase Instrument will be un-certificated, non-negotiable, non-interest bearing and nontransferable; and

(4)           a Member who is bound by the terms of the Repurchase Instrument (the “Payee”) shall retain all rights, with respect to its tendered Units, to inspect the books and records of the Company and to receive financial and other reports relating to the Company until the payment date.  Except as otherwise provided in the preceding sentence or in the Repurchase Instrument, such Payee shall not be a Member of the Company and shall have no other rights (including, without limitation, any voting rights) under this Agreement.  For purposes of calculating the value of the repurchased Units, the amount payable to the Payee will take into account and include all Company income, gains, losses, deductions and expenses that the Payee would have been allocated pursuant to this Agreement had the Payee remained the owner of the repurchased Units until the Repurchase Valuation Date.  If the Company is liquidated or dissolved prior to the original Repurchase Valuation Date, the Repurchase Valuation Date shall become the date on which the Company is liquidated or dissolved and the value of the repurchased Units will be calculated in accordance with the foregoing sentence.  The initial payment in respect of the Repurchase Instrument will be made as of the later of (i) any Business Day that is within 45 days after the Repurchase Valuation Date, or (ii) if the Company has requested withdrawal of its capital from one or more Portfolio Funds in order to fund the repurchase of Units, within ten Business Days after the Company has received at least 95% of the aggregate amount withdrawn from such Portfolio Funds.  The Board of Directors, in its sole discretion, may hold back any amount due in respect of the Repurchase Instrument and make payments in respect of the Repurchase Instrument in any number of installments as it may determine in its sole discretion; provided, however, that the full amount payable under the Repurchase Instrument shall be paid not later than promptly after the completion of the Company's annual audit for the Fiscal Year in which the repurchase was effected. Any amount payable in respect of a Repurchase Instrument shall be subject to adjustment as a result of corrections to the value of the Company's Net Assets as of the Repurchase Valuation Date.  The Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Repurchase Valuation Date.

Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its sole and absolute discretion, may pay all or any portion of the Repurchase Instrument in marketable Securities (or any combination of marketable Securities and cash).  The Board of Directors may from time to time amend the foregoing policies and procedures and establish such other policies and procedures in connection with the repurchase of Units as it deems to be necessary or desirable and in the interests of the Company and the Members, including without limitation the imposition of fees for the repurchase or all or some Units through tender offers.

(f)           In the event that the Board of Directors determines that the Company should repurchase all or a portion of the Units of a Member, or any person acquiring Units from or through a Member, pursuant to Section 4.2(d) hereof, repurchases shall be subject to the following repurchase procedures unless otherwise determined by the Board of Directors from time to time:

(1)           Units (or portions thereof) will be valued in accordance with the Company's valuation procedures as of the "Compulsory Repurchase Valuation Date" (which date, unless otherwise determined by the Board of Directors, shall be the last Business Day of the quarter in which the Company intends to repurchase the Units);

(2)           promptly after the Board of Directors determines that the Company should repurchase all or a portion of the Units of a Member, or any person acquiring Units from or through a Member, pursuant to Section 4.2(d) hereof, the Company will give to such Person whose Units (or portion thereof) have been called for repurchase (a "Compulsorily Repurchased Member") notice of the Company's intent to repurchase the Units, which will contain an effective date upon which such Compulsorily Repurchased Member will cease to be a Member of the Company and the expected Compulsory Repurchase Valuation Date for such Units;

(3)           on the effective date set forth in the notice to the Compulsorily Repurchased Member, the Compulsorily Repurchased Member will cease to be a Member and will have the rights and be bound by the terms of the instrument set forth on Appendix B hereto (the "Compulsory Repurchase Instrument"), including the right to be paid an amount equal to the value, determined as of the Compulsory Repurchase Valuation Date and in accordance with Section 7.2 hereof, of the repurchased Units.  For the avoidance of doubt, the Compulsory Repurchase Instrument is un-certificated and no Compulsorily Repurchased Member shall receive a Compulsory Repurchase Instrument certificate, although each will be bound by its terms;

(4)           the Compulsory Repurchase Instrument will be un-certificated, non-negotiable, non-interest bearing and nontransferable; and

(5)           a Member who is a bound by the terms of a Compulsory Repurchase Instrument (the “Compulsory Repurchase Instrument Payee”) shall retain all rights, with respect to its tendered Units, to inspect the books and records of the Company and to receive financial and other reports relating to the Company until the payment date.  Except as otherwise provided in the preceding sentence or in the Compulsory Repurchase Instrument, such Compulsory Repurchase Instrument Payee shall not be a Member of the Company and shall have no other rights (including, without limitation, any voting rights) under this Agreement.  For purposes of calculating the value of the repurchased Units, the amount payable to the Compulsory Repurchase Instrument Payee will take into account and include all Company income, gains, losses, deductions and expenses that the Payee would have been allocated pursuant to this Agreement had the Payee remained the owner of the repurchased Units until the Compulsory Repurchase Valuation Date.  If the Company is liquidated or dissolved prior to the original Compulsory Repurchase Valuation Date, the Compulsory Repurchase Valuation Date shall become the date which the Company is liquidated or dissolved and the value of the repurchased Units will be calculated in accordance with the foregoing sentence.  The initial payment in respect of the Compulsory Repurchase Instrument will be made as of the later of (i) any Business Day that is within 45 days after the Compulsory Repurchase Valuation Date, or (ii) if the Company has requested withdrawal of its capital from one or more Portfolio Funds in order to fund the repurchase of Units, within ten Business Days after the Company has received at least 95% of the aggregate amount withdrawn from such Portfolio Funds.  The Board of Directors, in its sole discretion, may hold back any amount due in respect of the Compulsory Repurchase Instrument and make payments in respect of the Compulsory Repurchase Instrument in any number of installments as it may determine in its sole discretion; provided, however, that the full amount payable under the Compulsory Repurchase Instrument shall be paid not later than promptly after the completion of the Company's annual audit for the Fiscal Year in which the compulsory repurchase was effected. Any amount payable in respect of a Compulsory Repurchase Instrument shall be subject to adjustment as a result of corrections to the value of the Company's Net Assets as of the Compulsory Repurchase Valuation Date.  The Compulsory Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Repurchase Valuation Date.

Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its sole and absolute discretion, may pay all or any portion of the Compulsory Repurchase Instrument in marketable Securities (or any combination of marketable Securities and cash).

ARTICLE V

CAPITAL

SECTION 5.1.      CONTRIBUTIONS TO CAPITAL.

(a)           The minimum initial contribution by a Member to the capital of the Company shall be $50,000 (not including any placement or similar fees) or such other amount as may be approved by the Board of Directors or its delegate from time to time. Each Member will receive Units with a net asset value equal to such Member's initial capital contribution, and the amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company.  The Directors shall not be entitled to make voluntary contributions of capital to the Company as Directors of the Company, but may make voluntary contributions to the capital of the Company as Members.  Notwithstanding the foregoing, the Tax Matters Partner shall contribute at least $1,000 to the capital of the Company and shall be treated as a Member for all purposes of this Agreement.

(b)           Members may make additional contributions to the capital of the Company in increments of such amount as the Board of Directors or its delegate, in their respective discretion, may determine from time to time, but will generally not be less than $10,000, effective as of such times as the Board of Directors, in its discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.6 hereof.

(c)           Except as otherwise permitted by the Board of Directors, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities as the Board of Directors, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution.  The value of contributed Securities shall be determined in accordance with Section 7.2 hereof.

SECTION 5.2.     RIGHTS OF MEMBERS TO CAPITAL.

No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of such Member's Units pursuant to Section 4.2 hereof, (ii) pursuant to the provisions of Section 5.6(c) hereof or, (iii)  upon the liquidation of the Company's assets pursuant to Section 6.2 hereof.  Except as provided by applicable law, no Member shall be liable for the return of any such capital properly paid to such Member pursuant to the provisions of (i), (ii) and/or (iii) of the preceding sentence. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

SECTION 5.3.     CAPITAL ACCOUNTS.

(a)           The Company will maintain a separate Capital Account for each Member.

(b)           Each Member's Capital Account will have an initial balance equal to the amount constituting such Member's initial contribution to the capital of the Company.

(c)           Each Member's Capital Account will be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6.

(d)           Each Member's Capital Account will be reduced by the sum of (i) the amount paid to repurchase the Member's Units or distributions to such Member pursuant to Sections 4.2, 5.14 or 6.2 hereof (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take for purposes of section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.6 hereof.

(e)           No Member shall be required to pay to the Company or to any other Member or person any deficit in such Member's Capital Account upon dissolution or otherwise.

(f)           Before decreasing a Member's Capital Account (as described in this Article V) with respect to the distribution of any property (other than cash) to such Member, all Members' accounts shall be adjusted as provided in Section 5.12.

(g)           In determining the amount of any liability for purposes of this Section 5.3, there shall be taken into account Code Section 752 and any other applicable provisions of the Code and any Regulations promulgated thereunder.

(h)           Members' Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event described in, Regulations Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the Company's assets on the Company's books.  Such adjustments to the Members' Capital Accounts shall be made in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

(i)           All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations.  The Tax Matters Partner, subject to the supervision of the Board of Directors, shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with the Regulations promulgated under Section 704 of the Code.

SECTION 5.4.     ALLOCATION OF NET PROFIT AND NET LOSS.

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

SECTION 5.5.      ALLOCATION OF CERTAIN EXPENDITURES.

Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Directors to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged only to those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments.  Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

SECTION 5.6.       RESERVES

(a)           Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the related Capital Accounts for any liabilities, including those contingent liabilities where the contingency has occurred and is recognizable, as of the date any such liability becomes known to the Advisor or the Board of Directors, such reserves to be in the amounts that the Board of Directors (or its authorized delegate), in its sole discretion, deems necessary or appropriate.  The Board of Directors (or its authorized delegate) may increase or reduce any such reserves from time to time by such amounts as the Board of Directors (or its authorized delegate), in its sole discretion, deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members of the Company at the time such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Directors in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

(b)           If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Units) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members of the Company, at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

(c)           If any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Directors determines that such charge or credit is required.  In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member.  In the case of a credit, no former Member shall be entitled to receive such a payment if the credit is received by the Company more than three (3) years following the date on which such Person ceased to be a Member.  To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

SECTION 5.7.     TAX ALLOCATIONS.

As of the end of each Fiscal Year, income, gain, loss, deduction and expense of the Company, all as determined for U.S. federal income tax purposes, shall be allocated, solely for tax purposes, among the Members as provided below.

(a)           Items of ordinary income (such as interest income) and expense (such as performance fees and brokerage fees) shall be allocated in a manner consistent with the economic allocations described in this Article V.

(b)           Net realized capital gains and losses from the Company's trading activity shall be allocated as follows:

(i)                 there shall be established a tax basis account with respect to each Member's Units.  The initial balance of each tax basis account shall be the amount contributed to the capital of the Company for such Units.  As of the end of each Fiscal Year:

(a)           each tax basis account shall be increased by the amount of (I) any additional Capital Contributions made with respect to such Member’s Units and (II) any taxable income or gain allocated to such Member pursuant to this Section 5.7;

(b)           each tax basis account shall be decreased by the amount of (I) taxable expense, deduction or loss allocated to such Member pursuant to this Section 5.7 and (II) any distribution received by such Member with respect to its Units other than upon a partial or complete withdrawal or redemption;

(c)           when any Units are redeemed or withdrawn, the tax basis account attributable to such redeemed Units shall be eliminated; and

(d)           to the extent a valid election pursuant to Section 754 of the Code has been made, each tax basis account shall be increased or decreased, where appropriate, to reflect any adjustments to the tax basis of the Company property pursuant to Sections 734 or 743 of the Code.

(ii)                 Net realized capital gains shall be allocated first to each Member who has withdrawn all of its Units during the Fiscal Year up to any excess of the amount received upon such withdrawal over the tax basis account maintained for the withdrawn Units at the time of such withdrawal (after taking into account the allocations described in Section 5.7(a)).  If the gain to be so allocated to all Members who have withdrawn all of their Units during a Fiscal Year is less than the excess of all such amounts received upon withdrawal over all such tax basis accounts, the entire net realized capital gain for such Fiscal Year shall be allocated among all such Members in the ratio that each such Member's allocable share of such excess bears to the aggregate excesses of all such Members who withdrew Units during such Fiscal Year.

(iii)                 Net realized capital gains remaining after the allocations in subclause (ii) above shall be allocated to each Member who has withdrawn less than all of its Units during the Fiscal Year up to any excess of the amount received upon such partial withdrawal over that portion of the tax basis account maintained for the partially withdrawn Units at the time of such withdrawal (after taking into account the allocations described in Section 5.7(a)).  If the gain to be so allocated to all Members who have partially withdrawn Units during a Fiscal Year is less than the excess of all such amounts received upon withdrawal over all such tax basis accounts, the net realized capital gain remaining after the allocations provided for in subclause (ii) above for such Fiscal Year shall be allocated among all partially withdrawing Members in the ratio that each such Member's allocable share of such excess bears to the aggregate excess of all such Members who partially withdrew Units during such Fiscal Year.

(iv)                 Net realized capital gains remaining after the allocation in subclause (iii) above shall be allocated among all Members whose Capital Accounts are in excess of their tax basis accounts (after taking into account the allocations described in Section 5.7(a)) in the ratio that each such Member's allocable share of such excess bears to all such Members' excesses.  If the gain to be so allocated is greater than the excess of all such Members' Capital Accounts over all such tax basis accounts, the excess shall be allocated among all Members in the ratio that each Member's Capital Account bears to all Members' Capital Accounts.

(v)                 Net realized capital loss shall be allocated first to each Member who has withdrawn all of its Units during the Fiscal Year up to any excess of the tax basis account maintained for the withdrawn Units over the amount received upon such withdrawal at the time of such withdrawal (after taking into account the allocations described in Section 5.7(a)).  If the losses to be so allocated to all Members who have completely withdrawn their Units during a Fiscal Year is less than the excess of all such tax basis accounts over all such amounts received upon such complete withdrawal, the entire net realized capital loss for such Fiscal Year shall be allocated among all such Members in the ratio that each such Member's excess bears to the aggregate excess of all such Members during such Fiscal Year.

(vi)                 Net realized capital loss remaining after the allocations provided for in subclause (v) above shall be allocated to each Member withdrawing less than all of its Units during a Fiscal Year up to the excess of the tax basis account (after taking into account the allocations provided for in Section 5.7(a)) maintained for the withdrawn Units over the amount received upon such partial withdrawal at the time of such withdrawal.  If the loss to be so allocated to all Members who have partially withdrawn Units during a Fiscal Year is less than the excess of all such tax basis accounts over all such amounts received upon withdrawal, the entire capital loss for such Fiscal Year shall be allocated among all such Members in the ratio that each such Member's excess bears to the aggregate excess of all such Members who withdrew Units in the Company during such Fiscal Year.

(vii)                 Net realized capital loss remaining after the allocation in subclause (vi) above shall be allocated among all Members whose tax basis accounts are in excess of their Capital Accounts (after taking into account the allocations provided for in Section 5.7(a)) in the ratio that each such Member's allocable share of such excess bears to all such Members' excesses.  If the loss to be so allocated is greater than the excess of all such tax basis accounts over all such Members' Capital Accounts, the excess loss shall be allocated among all Members in the ratio that each Member's Capital Account bears to all Members' Capital Accounts.

(viii)                 Any gain or loss required to be taken into account in accordance with the relevant mark-to-market provisions of the Code shall be considered gain or loss for purposes of this Section 5.7.

(c)           The allocation of profit and loss for U.S. federal income tax purposes set forth herein is intended to allocate taxable profit and loss so as to eliminate, to the extent possible, any disparity between a Member's Capital Account and its tax basis account, consistent with principles set forth in Section 704(c) of the Code.  In addition, for purposes of this Article V, to the extent a Member contributes to the Company property with a fair market value that differs from the adjusted tax basis of such property, income, gain, loss, deduction and expense with respect to such property shall be allocated among the tax basis accounts of Members so as to take account of the variation between the adjusted tax basis and fair market value of such property, consistent with Section 704(c) of the Code and applicable Regulations.

(d)           The allocations of profit and loss to the tax basis accounts of Members provided in this Section 5.7 shall not exceed the allocations permitted under Subchapter K of the Code as determined by the Tax Matters Partner, subject to the supervision of the Board of Directors, whose determination shall be binding on the Members.

(e)           The Members are aware of tax consequences of the allocations made by this Section 5.7 and hereby agree to be bound by the provisions of this Section 5.7 in reporting their respective shares of items of Company income, gain, loss, deduction and expense.

(f)           The allocations of profit and loss to the tax basis accounts of the Members provided in this Section 5.7 shall be determined by reference to the tax items attributable to each class of Units, as determined by the Tax Matters Partner, subject to the supervision of the Board of Directors.

SECTION 5.8.      TRANSFER OF OR CHANGE IN UNITS.

The Tax Matters Partner, subject to the supervision of the Board of Directors, is authorized to use any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation of items of Company income, gain, loss, deduction and expense with respect to a new Member's Units, transferred Units and withdrawn Units.  A transferee who takes all or part of a Member's Units shall succeed to the Capital Account of the transferor Member to the extent it relates to the Units transferred.

SECTION 5.9.       REGULATORY AND RELATED ALLOCATIONS.

Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations shall be made, if and to the extent required by the Regulations pursuant to Section 704 of the Code, in the following order: (A) "minimum gain chargeback"; (B) "partner minimum gain chargeback"; and (C) "qualified income offset" (each as defined in the Regulations under Section 704 of the Code).  No allocation of Net Loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member.  In addition, all nonrecourse deductions (within the meaning of such Regulations) for any Fiscal Year shall be allocated to the Members in accordance with any permissible method under the applicable Regulations, and all "partner nonrecourse deductions" (within the meaning of such Regulations) for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss with respect to the "partner nonrecourse debt" (within the meaning of such Regulations) to which such partner nonrecourse deductions are attributable in accordance with the Regulations under Section 704 of the Code.

SECTION 5.10.     CURATIVE ALLOCATIONS.

The allocations set forth in Section 5.9 (the "Regulatory Allocations'') are intended to comply with certain requirements of Regulations Section 1.704-2. Notwithstanding any other provisions of this Section, the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

SECTION 5.11.      FEDERAL INCOME TAX.

It is the intent of this Company and its Members that this Company will be governed by the applicable provisions of Subchapter K, of Chapter 1, of the Code.  The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Members shall be a partner or joint venturer of any other Member or Members, for any purpose other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and shall exercise commercially reasonable efforts to cause the Company to remain classified as a partnership for federal and, if applicable, state income tax purposes.

SECTION 5.12.     DEEMED SALE OF ASSETS.

For all purposes of this Agreement, any property (other than cash) that is distributed or to be distributed in-kind to one or more Members for a Fiscal Period (including, without limitation, any non-cash asset which shall be deemed distributed immediately prior to the dissolution and winding up of the Company so as to permit the unrealized gain or loss inherent in such assets to be allocated to the Members), or that is constructively distributed on termination of the Company pursuant to Section 708(b)(1)(B) of the Code, shall be deemed to have been sold for cash equal to its fair market value, and the unrealized gain or loss inherent in such assets shall be treated as recognized gain or loss for purposes of determining the Net Profits and Net Loss of the Company to be allocated pursuant to Section 5.2 hereof for such Fiscal Period.

SECTION 5.13.       CERTAIN DETERMINATIONS BY TAX MATTERS PARTNER.

All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Tax Matters Partner subject to the supervision of the Board of Directors.  Such determination shall be final and conclusive as to all Members.  Notwithstanding anything expressed or implied in this Agreement to the contrary, in the event the Tax Matters Partner shall determine, subject to the supervision of the Board of Directors, that it is prudent to modify the manner in which the Members' Capital Accounts, or any debits or credits thereto, and/or allocations of items of income, gain, loss, deduction or expense are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Sections 5.2(a) and (b), the Tax Matters Partner may make such modification.

SECTION 5.14.     DISTRIBUTIONS.

The Board of Directors, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in respect of the Units owned by such Members.  Notwithstanding the foregoing or any other provision contained in this Agreement, the Company, and the Board of Directors on behalf of the Company, shall not be required to make a distribution to a Member in respect of its Units if such distribution would violate the Delaware Act or other applicable law.

SECTION 5.15.      WITHHOLDING.

(a)           Notwithstanding anything expressed or implied to the contrary in this Agreement, the Tax Matters Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any foreign or United States federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person.  All amounts so withheld, and, in the manner determined by the Tax Matters Partner, subject to the supervision of the Board of Directors, amounts withheld with respect to any allocation, payment or distribution by any Person to the Company, shall be treated as distributions to the applicable Members under the applicable provision of this Agreement.  If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any item previously allocated, paid or distributed to such Member, or any successor or assignee with respect to such Member's Units, the Company hereby indemnifies and agrees to hold harmless the Tax Matters Partner, the other Members and the Company for such excess amount or such amount required to be withheld, as the case may be, together with any applicable interest, additions or penalties thereon.

(b)           The Tax Matters Partner shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.  To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Tax Matters Partner with such information and forms as such Member may be required to complete when necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents.  Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

SECTION 6.1.        DISSOLUTION.

The Company will be dissolved:

(1)           upon the affirmative vote to dissolve the Company by not less than 80% of the Directors (including a majority of the Independent Directors); or

(2)           as required by the Delaware Act or other applicable law.

Dissolution of the Company will be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Company as a separate legal entity shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

If (i) the Company has not conducted a written tender offer pursuant to Section 4.2 of this Agreement for six consecutive quarters due to the illiquidity of the Master Fund's assets, and (ii) No Periodic Liquidity Assets represent greater than 40% of the Master Fund's net assets as of the Valuation Date falling on the last Business Day of such sixth consecutive quarter, the Board of Directors shall meet to consider, in its sole discretion, whether the complete dissolution of the Company pursuant to this Section 6.1 is in the best interests of the Company and its Members.  For purposes of the foregoing, the Company shall be deemed to have not conducted a written tender offer pursuant to Section 4.2 of this Agreement for a particular quarter due to the illiquidity of the Master Fund's assets if (a) a written tender offer was not conducted for that particular quarter, and (b) either Illiquid Assets represented greater than 40% of the Master Fund's net assets as of the Company's most recent Valuation Date preceding the Board of Directors meeting at which a tender offer for that particular quarter was considered, or Illiquid Assets represented greater than 40% of the Master Fund's net assets as of the Company's Valuation Date falling on the last Business Day of the quarter prior to the particular quarter during which a written tender offer was not conducted.

SECTION 6.2.        WINDING UP.

(a)           Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Directors (or its delegate), acting as the liquidator, shall wind up the business and administrative affairs of the Company, except that if the Board of Directors is unable to perform this function (or to designate an appropriate delegate to do so), a liquidator elected by Members holding a majority of the voting power (determined in accordance with Section 3.3(i) hereof) of the Units eligible to vote shall promptly wind up the business and administrative affairs of the Company.  Net Profit and Net Loss during the period of winding up shall be allocated pursuant to Section 5.4 hereof.  The proceeds from liquidation of the Company's assets shall be distributed in the following manner:

(1)           the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith and amounts, if any, owed to Affiliated Persons of the Company), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be satisfied (whether by payment or reasonable provision for payment thereof) on a pro rata basis;

(2)           such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis; and

(3)           to the Members or their legal representatives in accordance with the positive balances in their respective Capital Accounts as determined after taking into account all adjustments to Capital Accounts for all periods.

(b)           Anything in this Section 6.2 to the contrary notwithstanding, but subject to the Delaware Act, upon dissolution of the Company, the Board of Directors or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.2 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

(c)           In determining "reasonable provisions" for the Company's obligations in connection with winding up the Company's affairs, the Board of Directors (or its delegate) shall use the duty of care set forth in Section 3.6 and shall not be personally liable to any creditor of the Company or any other claimant as a result of any such determination provided that such duty of care is satisfied and shall be entitled to the indemnification provided by Section 3.7 and to the proceeds of any insurance policy purchased for the benefit of the Board of Directors.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 7.1.     ACCOUNTING AND REPORTS.

(a)           The Company will maintain its books and records on the accrual method of accounting based upon generally accepted accounting principles except as otherwise described in this Agreement; provided that the Board of Directors may adopt any accounting method determined by the Board of Directors to be in the best interests of the Company, in its sole discretion.  The Company's accounts shall be maintained in U.S. currency.  The Company shall cause annual financial statements prepared in accordance with this Section 7.1(a), subject always to any requirements of the 1940 Act, to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards.

(b)           After the end of each tax year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Units as is determined by the Board of Directors to be reasonably necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

(c)           Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

SECTION 7.2.      VALUATION OF NET ASSETS.

(a)           Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last Business Day of each month prior to such date as determined from time to time by the Advisor in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records.

(b)           The Company will value its Securities, in accordance with policies and procedures adopted from time to time by the Board of Directors.

(c)           The value of Securities and other assets of the Company and the net asset value of the Company as a whole determined pursuant to this Section 7.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1.      AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

(a)           Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of a majority of the Board of Directors (including the approval of a majority of the Independent Directors, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)           Any amendment that would increase the obligation of a Member to make any contribution to the capital of the Company or reduce the Capital Account of a Member may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each affected Member has received written notice of such amendment and (B) any such Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all of its Units for repurchase by the Company.

(c)           No amendment, supplement or other modification may be made to Section 2.6(a), this Section 8.1(c), Section 8.6, Section 8.10 and Section 8.11 of this Agreement and no amendment may be made to this Agreement which would change any rights with respect to any Units by reducing the amount payable thereon upon liquidation of the Company or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Directors to authorize, and to cause the Company to issue, Units and other securities pursuant to Section 6.2), except after a majority of the Directors have approved a resolution therefore which thereafter is approved by the affirmative vote of Members holding not less than seventy-five percent (75%) of the voting power (determined in accordance with Section 3.3(i) hereof) of each affected class or series outstanding, voting as separate classes or series, unless such amendment has been approved by eighty percent (80%) of the Directors, in which case approval by a Majority Vote of each affected class or series outstanding shall be required. Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Members, Directors, officers, employees and agents of the Company or to permit assessments upon Members.  Any amendment that would affect any Director's right to indemnification under this Agreement may only be effected by the written consent of such Director.

(d)           The power of the Board of Directors to amend this Agreement at any time without the consent of the Members in accordance with paragraph (a) of this Section 8.1 shall specifically (and without limitation) include the power to:

(1)           restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)           amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, including to reflect any relaxation of the requirements of applicable law; and

(3)           amend this Agreement to make such changes as may be necessary or advisable for federal tax purposes, including without limitation, to ensure that (i) the Company will not be treated as an association or as a publicly traded partnership taxable as a corporation as defined in section 7704(b) of the Code (or any successor provision) and (ii) the allocation provisions hereunder are respected for Federal income tax purposes, provided that such changes do not materially reduce any Member's allocations or distributions hereunder.

(e)           After the Closing Date, the Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(d) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

SECTION 8.2.      SPECIAL POWER OF ATTORNEY.

(a)           Each Member hereby irrevocably makes, constitutes and appoints the Advisor, with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish, if necessary:

(1)           any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)           any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

(3)           all such other instruments, documents and certificates that legal counsel to the Company from time to time deems necessary or appropriate to comply with the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorney-in-fact appointed hereby is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted as necessary.  Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Company.

(c)           Each Member acknowledges that the authority granted pursuant to Section 8.2(a) is not necessary to give effect to any amendment to this Agreement or the Certificate or certain other actions of the Company approved in accordance with this Agreement, that such authority is granted for the purpose of ensuring that the Advisor can execute certain instruments, make filings and take other actions to evidence any such Amendment and to take other actions to ensure compliance with applicable law and that the decision to exercise such authority is in the sole discretion of the Advisor.

(d)           This power of attorney is a special power of attorney and is coupled with an interest in favor of the Advisor and as such:

(1)           shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Advisor shall have had notice thereof; and

(2)           shall survive the delivery of a Transfer by a Member of all or portion of such Member's Units, except that when the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Member, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Advisor to execute, acknowledge and file any instrument necessary to effect such substitution.

SECTION 8.3.      NOTICES.

Any and all notices to which any Member hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed by regular mail or commercial courier, postage prepaid, addressed to any Member of record at his last known address as recorded on the applicable register of the Company.  Notices that may be or are required to be provided under this Agreement  to the Board of Directors or the Advisor or any Sub-Advisor shall be made by hand delivery, registered or certified mail return receipt requested, commercial courier service, or telecopier (receipt confirmed), and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company.  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

SECTION 8.4.     AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and each Member of the Company and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void and the value of such Member's Units will be determined according to Section 4.1.

SECTION 8.5.      APPLICABILITY OF 1940 ACT.

(a)           The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act.

(b)           The holders of any senior security of the Company representing indebtedness (as defined in the 1940 Act), shall be entitled to the rights afforded such holders in Section 18 of the 1940 Act.

SECTION 8.6.      CONVERSION.

Notwithstanding any other provisions of this Agreement or the By-Laws of the Company, a favorable vote of a majority of the Directors then in office followed by the favorable vote of the Members holding not less than seventy-five percent (75%) of the voting power (determined in accordance with Section 3.3(i) hereof) of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Agreement that makes the Units a ''redeemable security'' as that term is defined in the 1940 Act, unless such amendment has been approved by eighty percent (80%) of the Directors, in which case approval by Majority Vote shall be required. Upon the adoption of a proposal to convert the Company from a ''closed-end company'' to an ''open-end company'' as those terms are defined by the 1940 Act and the necessary amendments to this Agreement to permit such a conversion of the Company's outstanding Units entitled to vote, the Company shall, upon complying with any requirements of the 1940 Act and state law, become an ''open-end'' investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Units otherwise required by law.

SECTION 8.7.      CHOICE OF LAW; ARBITRATION.

(a)           Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with the laws of Delaware without regard to principles of conflict of laws thereof that would mandate the application of the laws of another jurisdiction and, without  limitation thereof, that the Delaware Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of the Agreement.

(b)           TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS OTHERWISE  AGREED IN WRITING, EACH MEMBER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN MEMBERS OR ONE OR MORE MEMBERS AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS THAT:

(1)           ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(2)           THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

(3)           PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

(4)           THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

(5)           THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

(c)           ALL DISPUTES, CONTROVERSIES OR CLAIMS THAT MAY ARISE AMONG MEMBERS AND/OR ONE OR MORE MEMBERS AND THE COMPANY CONCERNING OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF, OR ANY COURSE OF CONDUCT, COURSE

OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO INCLUDING, BUT NOT LIMITED TO, ANY DISPUTES REGARDING THE VALIDITY OR SCOPE OF THIS AGREEMENT TO ARBITRATE (EACH A "DISPUTE") SHALL BE FINALLY DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE RULES THEN OBTAINING OF THE INTERNATIONAL INSTITUTE FOR CONFLICT PREVENTION AND RESOLUTION ("CPR") RULES FOR NON-ADMINISTERED ARBITRATION IN NEW YORK CITY, BY THREE ARBITRATORS APPOINTED IN ACCORDANCE WITH THE RULES. THE ARBITRAL TRIBUNAL IS NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, MULTIPLE OR SIMILAR DAMAGES WITH RESPECT TO ANY DISPUTE.  THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ).SHALL APPLY TO ANY ARBITRATION HEREUNDER, AND JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION.  ANY NOTICE OF SUCH ARBITRATION OR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.  EACH MEMBER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE FINAL, BINDING AND CONCLUSIVE UPON THEM.

(d)           THE COMPANY AND EACH MEMBER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.  EACH OF THE COMPANY AND EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY'S ENTERING INTO THIS AGREEMENT.

SECTION 8.8.      NOT FOR BENEFIT OF CREDITORS.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

SECTION 8.9.      CONSENTS.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

SECTION 8.10.     MERGER AND CONSOLIDATION.

(a)           The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved by two-thirds of the Directors and in the manner contemplated by Section 18-209(b) of the Delaware Act.  Notwithstanding any other provision of this Agreement, the Company may effect such merger or consolidation without a vote of the Members, unless otherwise required by the 1940 Act.

(b)           If approved by the Board of Directors (and subject always to any requirements or limitations imposed by the 1940 Act), notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

SECTION 8.11.    CERTAIN TRANSACTIONS.

(a)           Notwithstanding any other provision of this Agreement and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Directors then in office followed by the affirmative vote of the Members holding not less than seventy-five percent (75%) of the voting power (determined in accordance with Section 3.3(i) hereof) of each affected class or series outstanding, voting as separate classes or series, when a Principal Member (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Units otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Company and any national securities exchange.

(b)           The term ''Principal Member'' shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Units of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Member; provided, however, that such term shall not include the Advisor or any "affiliate" or "associate" (as defined below) of the Advisor.  For the purposes of this Section, in addition to the Units which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Units (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding interest options granted by the Company) or (ii) which are beneficially owned, directly or indirectly (including Units deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its ''affiliate'' or ''associate'' (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Units, or which is its ''affiliate'' or ''associate'' as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Units shall include Units deemed owned through application of clauses (i) and (ii) above but shall not include any other Units which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)           This Section shall apply to the following transactions:

(1)	The merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Member;

(2)	The issuance of any securities of the Company to any Principal Member for cash (other than pursuant to any automatic dividend reinvestment plan);

(3)
The sale, lease or exchange of all or any substantial part of the assets of the Company to any Principal Member (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Company, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); and

(4)
The sale, lease or exchange to the Company or any subsidiary thereof, in exchange for securities of the Company, of any assets of any Principal Member (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Company, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)           The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if eighty percent (80%) of the Directors shall by resolution have approved a memorandum of understanding with such Principal Member with respect to and substantially consistent with such transaction, in which case approval by a Majority Vote shall be the only vote of Members required by this Section, or (ii) any such transaction with any entity of which a majority of the voting power (determined in accordance with Section 3.3(i) hereto) of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Company and its subsidiaries.

(e)           The Board of Directors shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Company whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Units of any class or series, (ii) a corporation, person or entity is an ''affiliate'' or ''associate'' (as defined above) of another, (iii) the assets being acquired or leased to or by the Company or any subsidiary thereof constitute a substantial part of the assets of the Company and have an aggregate fair market value of less than two percent (2%) of the total assets of the Company, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

SECTION 8.12.      PRONOUNS; USAGE; GENERIC TERMS.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.  The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified.  The word "including" shall mean "including without limitation" unless otherwise specified.  Section references are to this Agreement unless otherwise specified.

SECTION 8.13.     CONFIDENTIALITY.

(a)           A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

(c)           Each of the Members wishes to maintain maximum confidentiality with respect to their investment in the Company.  Accordingly, pursuant to Section 18-305(g) of the Delaware Act, the Members desire to restrict the rights of Members to obtain information as otherwise provided in Section 18-305(a) of the Delaware Act.  The Members, therefore, agree that each Member shall only be entitled to the information and reports provided pursuant to Article VII hereof and shall not be entitled to any other information concerning the Company or its business or affairs or the Members or their Units in the Company whether pursuant to Section 18-305(a) of the Delaware Act or otherwise.  Without limiting the generality of the foregoing, each Member agrees that it shall have no access to, and shall not be entitled to know, the name and/or address (whether business, residence or mailing) of any other Member.  If, notwithstanding the foregoing restriction, any Member shall obtain any information concerning the Company or its business or affairs or any other Member or such Member's Units in the Company or any other information other than that provided pursuant to Article VII hereof, such Member agrees that it will not divulge, furnish or make accessible to any other person any such information (all such information being referred to herein as "Confidential Information") without the prior written consent of the Board of Directors which consent may be withheld at the sole discretion of the Board of Directors.

(d)           Each Member recognizes that in the event that this Section 8.13 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members and the Company shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith.  In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential

Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.  Notwithstanding any other provision of this Agreement, any Member or authorized representative may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to such Member relating to such tax treatment or tax structure; provided that the foregoing does not constitute an authorization to disclose information identifying the Company, the Members or any parties to transactions engaged in by the Company (except to the extent relating to such tax structure or tax treatment) any non-public commercial or financial information.

SECTION 8.14.     CERTIFICATION OF NON-FOREIGN STATUS.

Each Member or transferee of a Unit from a Member shall certify, upon admission to the Company and at such other times thereafter as the Tax Matters Partner may request, whether such Member is a "United States Person" within the meaning of section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status.  Any Member who shall fail to provide such certification when requested to do so by the Tax Matters Partner may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

SECTION 8.15.     SEVERABILITY.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

SECTION 8.16.     FILING OF RETURNS.

The Tax Matters Partner or its designated agent, subject to the supervision of the Board of Directors, shall prepare and file, or cause the Advisor or accountants of the Company to prepare and file, on behalf of the Company, a federal information tax return in compliance with section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

SECTION 8.17.     TAX DECISIONS AND TAX MATTERS PARTNER.

(a)           All decisions for the Company relating to tax matters, including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Company's tax and information returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, shall be made by the Tax Matters Partner, subject to the supervision of the Board of Directors.

(b)           The Advisor shall be designated on the Company's annual federal income tax information return, and have full powers and responsibilities, as the Tax Matters Partner of the

Company for purposes of section 6231(a)(7) of the Code. The Tax Matters Partner for the Company for purposes of Section 6231(a)(7) of the Code shall be subject to the supervision of the Board of Directors.  The Tax Matters Partner for the Company under section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

Each person (for purposes of this Section 8.17, called a "Pass-Thru Member") that holds or controls Units on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 10 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Member. In the event the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.  Each Member who elects to participate in such proceedings shall be responsible for any expenses incurred by such Member in connection with such participation.  The costs of any resulting audits or adjustments of a Member's tax return shall be borne solely by the affected Member.

SECTION 8.18.     COUNTERPARTS.

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.7 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.13.

Appendix A

REPURCHASE INSTRUMENT

BlackRock Alternatives Allocation FB Portfolio LLC (“Payor” or “Company”), a Delaware limited liability company hereby promises to pay to the applicable Member (“Payee”) the Payment Amount (as defined in Section 2) as discussed below.

This Repurchase Instrument is being issued so that the Payor may repurchase the Company's Units (the “Repurchased Units”) from Payee pursuant to the terms and subject to the conditions set out in the applicable Offer to Repurchase and the Notice of Intent to Tender submitted by the Payee (which Offer to Repurchase and Notice of Intent to Tender, together with any amendments or supplements thereto collectively constitute the “Offer”).  This Repurchase Instrument is (i) not negotiable, (ii) not interest-bearing and (iii) not assignable.

1. General Payment Provisions.  The Payor will make the Payment under this Repurchase Instrument in one or more installments in such currency of the United States of America as will be legal tender at the time of payment.  Payment under this Repurchase Instrument will be made by immediately available funds to Payee’s account as previously identified to the Payor by the Payee.

The Company may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind.  Any payment in the form of securities will be made by means of a separate arrangement entered into with the Payee in the sole discretion of the Company.

2. Payment.  The “Payment Amount” will be an amount equal to the value of the Repurchased Units determined as of the Repurchase Valuation Date, as defined in the Company's limited liability company agreement (the “Valuation Date”), and valued in accordance with the Company’s limited liability company agreement.  The Payor will make an initial payment under this Repurchase Instrument as of the later of (a) any business day that is within 45 days after the Valuation Date, or (b) if the Company has requested withdrawals of its capital from any investment funds in order to fund the repurchase of Units, within ten (10) business days after the Company has received at least 95% of the aggregate amount withdrawn from such investment funds.  As provided in the Company's limited liability company agreement, the Company may, in its sole discretion, hold back any amount due under this Repurchase Instrument and make payments under this Repurchase Instrument in any number of installments as it may determine in its sole discretion; provided, however, that the full amount payable under this Repurchase Instrument shall be paid not later than promptly after the completion of the Company's annual audit for the fiscal year in which this Repurchase Instrument was issued.  Any amount payable under this Repurchase Instrument shall be subject to adjustment as a result of corrections to the value of the Company's net assets as of the Valuation Date.

3. Optional Prepayment.  This Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Valuation Date.

4. Events of Default.

(a)  The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Repurchase Instrument:

(i.)	The Payor defaults in payment of the Payment Amount when due in accordance with this Repurchase Instrument and any such default continues for a period of ten (10) days; or

(ii.)
The Company shall commence any proceeding or other action relating to itself in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or of the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and any of such events continues for sixty-five (65) days undismissed, unbonded or undischarged; the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company and any of such events continues for sixty-five (65) days undismissed, unbonded or undischarged; or

(iii.)
The commencement of any proceeding or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or of the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and any of such events continues for sixty-five (65) days undismissed, unbonded or undischarged; or the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company and any such event continues for sixty (60) days undismissed, unbonded or undischarged.

(b)  Upon the occurrence of an Event of Default, the entire unpaid amount of this Repurchase Instrument outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5. Miscellaneous.

(a)  Governing Law; Consent to Jurisdiction.  This Repurchase Instrument and the rights and remedies of the Payor and the Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State.  Any legal action, suit or proceeding arising out of or relating to this Repurchase Instrument may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Repurchase Instrument or the subject matter hereof may not be enforced in or by such court.

(b)  Notices.  All communications under this Repurchase Instrument will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If Payor, to:	to BlackRock Alternatives Allocation FB Portfolio LLC 100 Bellevue Parkway Wilmington, DE 19809 Phone: 1-877-GPC-ROCK Attention: Product Manager

If Payee, to:	to name and address of the applicable Payee, as set forth in the books and records of the Company

(c)  Severability, Binding Effect.  Any provision of this Repurchase Instrument that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d)  Amendment; Waiver.  No provision of this Repurchase Instrument may be waived, altered or amended, except by written agreement between the Payor and the Payee.

(e)  Waiver of Presentment.  The Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon the Payor with respect to this Repurchase Instrument.

(f)  No Transferability.  The Payee may not directly or indirectly pledge, assign, sell, hypothecate, exchange, transfer or otherwise dispose of legal or beneficial ownership (including without limitation through any swap, structured note or any other derivative transaction) of all or any portion of this Repurchase Instrument to any person (collectively a "Transfer"), except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Transfer that is effected with the written consent of the Payor, which consent may be given or withheld in the Payor's sole and absolute discretion, and any such permitted transferee shall become automatically subject to and bound by the terms of this Repurchase Instrument without any action on their part.

(g)  Certain Rights.  The Payee shall retain all rights to inspect the books and records of the Company and to receive financial and other reports relating to the Company until the Payment Date.  However, the Payee shall not be a Member of the Company and shall have no other rights (including, without limitation, any voting rights) as a Member under the Company's operating agreement.

(h)  Valuation.  For purposes of calculating the value of the Repurchased Units, the amount payable to the Payee will take into account and include all Company income, gains, losses, deductions and expenses through the Valuation Date.  If the Company is liquidated or dissolved prior to the original Valuation Date, the Valuation Date shall become the date on which the Company is liquidated or dissolved and the value of the Repurchased Units will be calculated in accordance with the foregoing sentence.

(i)  Entire Agreement.  This Repurchase Instrument and the Offer set out herein between the parties and supersede any prior oral or written agreement between the parties.

Appendix B

COMPULSORY REPURCHASE INSTRUMENT

BlackRock Alternatives Allocation FB Portfolio LLC (“Payor” or “Company”), a Delaware limited liability company, hereby promises to pay to the applicable Member (“Payee”) the Payment Amount (as defined in Section 2) as discussed below.

This Compulsory Repurchase Instrument is being issued so that the Payor may repurchase the Company's Units (the “Repurchased Units”) from Payee pursuant to the terms and subject to the conditions set out in the Company's Limited Liability Company Agreement.  This Compulsory Repurchase Instrument is (i) not negotiable, (ii) not interest-bearing and (iii) not assignable.

1. General Payment Provisions.  The Payor will make the Payment under this Compulsory Repurchase Instrument in one or more installments in such currency of the United States of America as will be legal tender at the time of payment.  Payment under this Compulsory Repurchase Instrument will be made by immediately available funds to Payee’s account as previously identified to the Payor by the Payee.

The Company may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind.  Any payment in the form of securities will be made by means of a separate arrangement entered into with the Payee in the sole discretion of the Company.

2. Payment.  The “Payment Amount” will be an amount equal to the value of the Repurchased Units determined as of the Compulsory Repurchase Valuation Date, as defined in the Company's limited liability company agreement, and valued in accordance with the Company’s limited liability company agreement.  The Payor will make an initial payment under this Compulsory Repurchase Instrument as of the later of (a) any business day that is within 45 days after the Compulsory Repurchase Valuation Date, or (b) if the Company has requested withdrawal of its capital from one or more Portfolio Funds in order to fund the repurchase of Units, within ten (10) business days after the Company has received at least 95% of the aggregate amount withdrawn from such Portfolio Funds.  As provided in the Company's limited liability company agreement, the Company may, in its sole discretion, hold back any amount due in respect of this Compulsory Repurchase Instrument and make payments in respect of this Compulsory Repurchase Instrument in any number of installments as it may determine in its sole discretion; provided, however, that the full amount payable under this Compulsory Repurchase Instrument shall be paid not later than promptly after the completion of the Company's annual audit for the fiscal year in which this Compulsory Repurchase Instrument is issued.  Any amount payable in respect of a Compulsory Repurchase Instrument shall be subject to adjustment as a result of corrections to the value of the Company's net assets as of the Compulsory Repurchase Valuation Date.

3. Optional Prepayment.  This Compulsory Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Compulsory Repurchase Valuation Date.

4. Events of Default.

(a)  The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Compulsory Repurchase Instrument:

(i.)	The Payor defaults in payment of the Payment Amount when due in accordance with this Compulsory Repurchase Instrument and any such default continues for a period of ten (10) days; or

(ii.)
The Company shall commence any proceeding or other action relating to itself in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or of the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and any of such events continues for sixty-five (65) days undismissed, unbonded or undischarged; the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company and any of such events continues for sixty-five (65) days undismissed, unbonded or undischarged; or

(iii.)
The commencement of any proceeding or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or of the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and any of such events continues for sixty-five (65) days undismissed, unbonded or undischarged; or the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company and any such event continues for sixty (60) days undismissed, unbonded or undischarged.

(b)  Upon the occurrence of an Event of Default, the entire unpaid amount of this Compulsory Repurchase Instrument outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5. Miscellaneous.

(a)  Governing Law; Consent to Jurisdiction.  This Compulsory Repurchase Instrument and the rights and remedies of the Payor and the Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State.  Any legal action, suit or proceeding arising out of or relating to this Compulsory Repurchase Instrument may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Compulsory Repurchase Instrument or the subject matter hereof may not be enforced in or by such court.

(b)  Notices.  All communications under this Compulsory Repurchase Instrument will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If Payor, to:	to BlackRock Alternatives Allocation FB Portfolio LLC 100 Bellevue Parkway Wilmington, DE 19809 Phone: 1-877-GPC-ROCK Attention: Product Manager

If Payee, to	to name and address of the applicable Payee, as set forth in the books and records of the Company

(c)  Severability, Binding Effect.  Any provision of this Compulsory Repurchase Instrument that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d)  Amendment; Waiver.  No provision of this Compulsory Repurchase Instrument may be waived, altered or amended, except by written agreement between the Payor and the Payee.

(e)  Waiver of Presentment.  The Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon the Payor with respect to this Compulsory Repurchase Instrument.

(f)  No Transferability.  The Payee may not directly or indirectly pledge, assign, sell, hypothecate, exchange, transfer or otherwise dispose of legal or beneficial ownership (including without limitation through any swap, structured note or any other derivative transaction) of all or any portion of this Compulsory Repurchase Instrument to any person (collectively a "Transfer"), except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Transfer that is effected with the written consent of the Payor, which consent may be given or withheld in the Payor's sole and absolute discretion, and any such permitted transferee shall become automatically subject to and bound by the terms of this Compulsory Repurchase Instrument without any action on their part.

(g)  Certain Rights.  The Payee shall retain all rights to inspect the books and records of the Company and to receive financial and other reports relating to the Company until the Payment Date.  However, the Payee shall not be a Member of the Company and shall have no other rights (including, without limitation, any voting rights) as a Member under the Company's operating agreement.

(h)  Valuation.  For purposes of calculating the value of the Repurchased Units, the amount payable to the Payee will take into account and include all Company income, gains, losses, deductions and expenses through the Compulsory Repurchase Valuation Date.  If the Company is liquidated or dissolved prior to the original Compulsory Repurchase Valuation Date, the Compulsory Repurchase Valuation Date shall become the date on which the Company is liquidated or dissolved and the value of the Repurchased Units will be calculated in accordance with the foregoing sentence.

(i)  Entire Agreement.  This Compulsory Repurchase Instrument set out herein between the parties and supersede any prior oral or written agreement between the parties.